Exhibit 99.1

Contacts:	Investor Relations

Larry C. Heaton II	Melody A. Carey
President and Chief Executive Officer	Rx Communications Group, LLC
(510) 661-1801	(917) 322-2571
lheaton@curonmedical.com	mcarey@rxir.com

Alistair F. McLaren

Vice President, Chief Financial Officer

(510) 661-1803

amclaren@curonmedical.com

FOR IMMEDIATE RELEASE

CURON MEDICAL ANNOUNCES FIRST QUARTER 2006 FINANCIAL RESULTS

Fremont, Calif., May 15, 2006 – Curon Medical, Inc. (Nasdaq: CURN) today announced financial results for the first quarter ended March 31, 2006.

For the first quarter 2006, Curon Medical reported net sales of $536,000, compared to net sales of $857,000 in the first quarter of 2005, and $1,022,000 in the fourth quarter of 2005. Net income for the quarter was $914,000, or $0.02 per share, compared with a net loss of $2,966,000, or $0.12 per share, in the first quarter of 2005, and a net loss of $3,527,000, or $0.08 per share, in the fourth quarter of 2005.

Net income for the first quarter of 2006 included a gain of $2,928,000 from the previously announced intellectual property transaction with BÂRRX Medical, Inc., for which we received $2.0 million in cash and a $1.0 million note payable upon the earlier of BÂRRX next equity financing or by December 31, 2006. The results also include two non-operating items, including a gain of $822,000 due to the decrease of liability related to certain warrants, and an options expense of $201,000 arising from the adoption of FAS 123(R).

The first quarter results reflected the sale of five Stretta® Control Modules and two Secca® Control Modules plus the placement of two additional Stretta Control Modules and three Secca Control Modules for evaluation. Sales also included 316 Stretta disposable Catheters and 131 Secca disposable handpieces. As of March 31, 2006, Curon Medical had cash, cash equivalents and investments totaling $2.7 million.

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Larry C. Heaton II, President and Chief Executive Officer of Curon Medical, said, “The reduction in sales in the first quarter was due to a combination of factors, including the historical seasonal reduction in the first quarter, a reduction in the number of new systems sold in the quarter, and a backorder situation which arose at the end of March, caused by a temporary delay in the availability of certain component parts. The backorder situation has been addressed, and we believe that the remaining sales backorder will be cleared by the end of the current quarter.

“During the quarter we made progress in the international marketplace as we received regulatory approval to market our products in Argentina and Brazil. In both Japan and China, physicians have recently performed an initial series of Stretta procedures, and we are working toward regulatory approval in these new markets as well.

“We are pleased to have enhanced our balance sheet both through the three-million dollar intellectual property transaction announced in March with BÂRRX Medical, and the similar transaction with Novasys Medical, Inc. announced this past week, for which we have received $650,000 in cash.”

Conference Call

Curon Medical will host a conference call today at 5:00 p.m. eastern time/2:00 p.m. pacific time to discuss the first quarter results. The live call may be accessed by dialing 913-981-5519 and through a web cast at the Curon Medical website www.investor-curonmedical.com. The replay will be available via web cast for 30 days or by calling (719) 457-0820 from 8:00 p.m. eastern time today until midnight eastern time on May 22, 2006. The confirmation number to access the replay is 5644453.

About Curon Medical, Inc.

Curon Medical develops, manufactures and markets innovative proprietary products for the treatment of gastrointestinal disorders. The Company’s products and products under development consist of radiofrequency generators and single use disposable devices. Its first product, the Stretta System, received U.S. Food and Drug Administration clearance in April 2000 for the treatment of gastroesophageal reflux disease, commonly referred to as GERD. The Company’s Secca System for the treatment of bowel incontinence received clearance from the FDA in March 2002. For more information on the Company or its products, please visit the Company’s website at http://www.curonmedical.com.

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About The Stretta System

Curon’s proprietary Stretta System provides physicians with the tools to perform a minimally invasive, outpatient endoscopic procedure for the treatment of GERD. The Stretta System consists of the Stretta Catheter, which is a disposable, flexible catheter and the Curon Control Module. Using the Stretta System, the physician delivers temperature-controlled radiofrequency energy to create thermal lesions in the muscle of the lower esophageal sphincter (LES). The tissue response to radiofrequency delivery alters LES function, which results in statistically significant improvements in GERD symptom scores, reduction in acid exposure and reduction in anti-secretory medication requirement.

About The Secca System

The Secca System provides physicians with devices to perform a minimally invasive outpatient procedure for the treatment of bowel incontinence in patients who have failed more conservative therapy such as diet modification and biofeedback. The Secca System utilizes the same technology and treatment concepts as the Stretta System. Using the Curon Control Module and the Company’s Secca disposable handpiece, physicians deliver radiofrequency energy into the muscle of the anal sphincter to improve its barrier function.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, specifically, statements concerning correction of the backorder situation by the end of the current quarter are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. The Company’s financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Further information on potential risk factors that could affect the Company, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results,” in Curon’s quarterly report of Form 10-Q for the fiscal quarter ended March 31, 2006 filed with the Securities and Exchange Commission on May 15, 2006. The forward-looking statements are made as of May 15, 2006, and the Company undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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CURON MEDICAL, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2006	2005
Revenues	$536	$857
Cost of goods sold	669	982

Gross loss	(133)	(125)

Operating expenses:
Research and development	202	293
Clinical and regulatory	103	200
Sales and marketing	1,257	1,785
General and administrative	1,162	939

Total operating expenses	2,724	3,217

Operating loss	(2,857)	(3,342)
Sale of intellectual property rights	2,928	—
Interest income and other expense, net	843	376

Net income (loss)	$914	$(2,966)

Net income (loss) per share, basic and diluted	$0.02	$(0.12)

Shares used in computing net loss per share,
basic	43,351	24,810

diluted	43,463	24,810

CURON MEDICAL, INC.

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$2,652	$2,819
Marketable securities	—	500
Accounts receivable, net	421	747
Inventories, net	608	879
Notes receivable	928	—
Prepaid expenses and other current assets	971	903

Total current assets	5,580	5,848
Property and equipment, net	241	300
Other assets	259	267

Total assets	$6,080	$6,415

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,124	$1,672
Other liabilities	55	135
Warrant liability	1,557	2,379
Stockholders’ equity:	3,344	2,229

Total liabilities and stockholders’ equity	$6,080	$6,415